                                                                       EXHIBIT 3

                              TERMINATION AGREEMENT

         This Termination Agreement (this "Agreement") is executed by the undersigned shareholders who hold, on the date hereof, at least sixty-seven percent (67%) of the shares of Common Stock, $.01 par value, of TradeStation Group, Inc. that are subject to the terms of the Voting Trust Agreement, dated as of January 19, 2000, by and among the WRCF-I 1997 Limited Partnership, a Texas limited partnership, WRCF-II 1997 Limited Partnership, a Texas limited partnership, RLCF-I 1997 Limited Partnership, a Texas limited partnership, RLCF-II 1997 Limited Partnership, a Texas limited partnership, Andrew A. Allen, Andrew A. Allen Family Limited Partnership, a Florida limited partnership, Tafazzoli Family Limited Partnership, a Florida limited partnership, Zum Tobel Family Limited Partnership, a Florida limited partnership, Derek J. Hernquist, Benedict S. Gambino and Marc J. Stone, as voting trustee (the "Voting Trust Agreement").

         The parties hereto hereby agree and declare, pursuant to Section 15(c) of the Voting Trust Agreement, that the voting trust created under the Voting Trust Agreement is dissolved effective on April 30, 2002 and the parties hereto are concurrently with the execution of this Termination Agreement delivering a fully executed original hereof to Marc J. Stone, Voting Trustee.



RLCF-I 1997 Limited Partnership            WRCF-I 1997 Limited Partnership

By: RLCF-I GP, Inc., the general partner   By: WRCF-I GP, Inc., the general
                                               partner



    By: /s/ Ralph L. Cruz                      By: /s/  William R. Cruz
       ---------------------------------          ------------------------------
       Ralph L. Cruz, President                   William R. Cruz, President



RLCF-II 1997 Limited Partnership           WRCF-II 1997 Limited Partnership

By: RLCF-II GP, LLC, the general partner   By: WRCF-II GP, LLC, the general
                                               partner

    By: RLCF-II Manager, Inc.,                 By: WRCF-II Manager, Inc.,
                the managing member                the managing member



        By: /s/ Ralph L. Cruz              By: /s/  William R. Cruz
           -----------------------------      ----------------------------------
           Ralph L. Cruz, President           William R. Cruz, President



Tafazzoli Family Limited Partnership

By: PMA Corp., the general partner



    By: /s/ Farshid Tafazzoli
       ---------------------------------
       Farshid Tafazzoli, President